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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   SEPTEMBER 29, 1995

                               CISCO SYSTEMS, INC.

               (Exact name of registrant as specified in charter)

         California                 0-18225                      77-0059951
(State or other jurisdiction      (Commission                  (IRS Employer
   of incorporation)              File Number)               Identification No.)

170 West Tasman Drive, San Jose, California                         95134
(Address of principal executive offices)                          (Zip Code)

Company's telephone number, including area code:   (408) 526-4000

         (Former name or former address, if changed since last report.)
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ITEM  2.         ACQUISITION OR DISPOSITION OF ASSETS.

                 (a) On September 29, 1995, the Registrant acquired Combinet, Inc., a California corporation ("Combinet"), by the statutory merger (the "Merger") of a wholly-owned subsidiary of the Registrant, Mathilda Acquisition Corporation, a California corporation ("Sub"), with and into Combinet. The Merger was accomplished pursuant to the Agreement and Plan of Reorganization dated as of August 9, 1995, among the Registrant, Combinet and Sub, and a related Agreement of Merger (collectively, "Merger Agreements"). The Merger of Sub with and into Combinet occurred following the approval by written consent of the Merger Agreements by the shareholders of Combinet and satisfaction of certain other closing conditions. As a result of the Merger, the Registrant became the owner of 100% of the issued and outstanding common stock of Combinet and each outstanding share of Combinet Common stock (after conversion of Combinet's Preferred Stock into Combinet Common Stock) was converted into
 .1380976 of a share of the Registrant's Common Stock. The terms of the Merger Agreements were the result of arm's-length negotiations among the parties.

                           A total of approximately 2,000,000 shares of the
Registrant's Common Stock will be issued to former Combinet shareholders, optionholders and warrantholders in exchange for the acquisition by Sub of all outstanding Combinet capital stock and all unexpired and unexercised options to acquire Combinet capital stock. The shares issued to Combinet shareholders were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933 provided by Section 3(a)(10) thereof. Combinet stock options to purchase Combinet Common Stock were assumed by the Registrant and remain outstanding as options to purchase shares of the Registrant's Common Stock.

                 (b) Combinet sells several professional office products that provide small offices and residential users with easy access to remotely located information using telephone lines based on ISDN technology. ISDN is an advanced telecommunication service capable of moving information much faster than standard telephone service. The Registrant intends to continue such business.

                                       2.
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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Businesses Acquired. Not applicable.

         (b)      Pro Forma Financial Information. Not applicable.

         (c)      Exhibits:

         Exhibit
         Number

         20.1 Press Releases of the Registrant dated August 10, 1995 and October 2, 1995.




                                       3.
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                                   SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 CISCO SYSTEMS, INC.

Dated:  November 28, 1995                        By: /s/ Larry R. Carter
                                                     -----------------------
                                                     Larry R. Carter,
                                                     Chief Financial Officer
                                                     and Secretary

                                       4.
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                                  EXHIBIT INDEX

                             DESCRIPTION OF DOCUMENT

Exhibit
Number
------

20.1             Press Releases of the Registrant dated August 10, 1995
                 and October 2, 1995  . . . . . . . . . . . . . . . . . . . . .






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